                                                                   Exhibit 10.56

July 19, 2001


Dr. George Morstyn
964 Bright Star
Thousand Oaks, CA  91360

Re:    Agreement Regarding Part-Time Special Assignment Position
       ---------------------------------------------------------

Dear George:

On behalf of Amgen Inc. ("Amgen" or the "Company"), I am pleased to confirm in this letter agreement ("Agreement") the terms and conditions under which you will continue to be employed by Amgen from and after the date upon which you cease to serve and resign your positions as Amgen's Senior Vice President of Development, Chief Medical Officer, and any other officer and/or director positions that you presently hold with Amgen or any of its subsidiaries or affiliates, which will occur on January 1, 2002 (the "Effective Date"), it being acknowledged that you will be on paid vacation from December 1, 2001 until the Effective Date. You will remain a full-time Amgen staff member and receive all compensation and benefits of your current position between now and the Effective Date, although your duties may be modified and your responsibilities may be reduced by the Company. In addition, it is acknowledged that you will be on a paid personal leave of absence during all of August 2001 and such leave shall not reduce any other paid leave or vacation time you are entitled to receive or use. This Agreement also provides for the termination of your employment with Amgen on or before July 31, 2004, as set forth below.

1.   POSITION AND DUTIES
     -------------------

     On the Effective Date, you will cease to be a regular full-time employee of Amgen, but you will continue to be employed by Amgen as an employee in a part-time special assignment position, at grade level 28, with the title of Special Advisor, Development reporting to me, or my designee or successor (collectively the "Executive VP"). You also will provide assistance to Steve Odre, Amgen General Counsel, or his designee or successor (collectively the "General Counsel") (the Executive VP and the General Counsel, acting individually or together, hereafter are referred to as "Your Supervisor"). You will also resign as an officer and/or director of Amgen and any Amgen subsidiaries or affiliates on the Effective Date or such other time as Amgen may designate in its sole discretion. In connection with resigning your offices, you agree to execute and return to Amgen with this Agreement two signed, undated original resignation letters (the "Resignation Letters") on your Amgen letterhead in the forms provided in Appendices A through F to this Agreement. Appendices A through H are hereby incorporated into and made part of this Agreement by reference. In addition, you agree to take all such further

Dr. George Morstyn
July 19, 2001
Page 2


     steps as Amgen may deem necessary or appropriate in order to accomplish the resignation of any officer and/or director positions that you hold with Amgen or any of its subsidiaries or affiliates.

     As Special Advisor, Development you will:

     1. assist the Executive VP by providing technical and professional assessments of Amgen's current products and products that Amgen is in the process of developing as of the Effective Date; and

     2. assist the General Counsel on intellectual property or other related legal matters or litigation including, but not limited to, your meeting with Amgen attorneys and testifying or otherwise appearing at depositions or court hearings scheduled as a result of any such litigation, including preparation for all the above.

     The times and places where this work will be performed will be at your choosing unless otherwise requested by Your Supervisor. It is currently anticipated that your duties can be performed primarily in Australia except that you will be required to make approximately four trips per year to Amgen's Thousand Oaks, California facility to perform your duties. You will be a member of the Development Department and, as such, Your Supervisor will assign these matters to you from time to time and you will provide Your Supervisor with quarterly written or oral reports detailing your progress toward accomplishing the tasks and directives given to you by Your Supervisor. You will also provide additional reports and materials, upon reasonable request by Your Supervisor. Your Supervisor will evaluate your performance.

     You agree that you will not hire or pay anyone to assist you in performing your services under this Agreement. If your work load is such that you require assistance, you agree to consult with Your Supervisor, and, if, in Amgen's sole discretion, it is deemed appropriate, Amgen either will assign one of its then-current employees to assist you, or Amgen will hire an assistant for you.

     Your Supervisor will control and direct the manner (including the order), in which you perform the services under this Agreement, including the details and means by which you provide your services.

     You will be an employee of Amgen for all purposes during the term of this Agreement and will not be an independent contractor.

     As we have discussed, the position of Special Advisor, Development, is a part-time special assignment position in which you will be required to work a minimum of ten (10) hours per month; however, you also agree that, to the extent that Your Supervisor requests, you will work up to twenty (20) hours per month. In the event that you work more than twenty (20) hours per month, then you will receive no additional compensation

Dr. George Morstyn
July 19, 2001
Page 3

     or benefits for such additional work. If, in any month, Your Supervisor does not specifically assign you a sufficient amount of work to meet your minimum hour requirement, you will satisfy your minimum requirement by independently researching and evaluating product development by competitors of Amgen and U.S. Food and Drug Administration developments and reporting your findings to Your Supervisor.

     If requested by Your Supervisor, you agree to attend certain meetings or programs related to your area of expertise so long as such meeting or program does not unreasonably interfere with your other activities. Furthermore, from time to time, your duties may require you to travel and attend meetings at various locations, including Amgen's Thousand Oaks facility, and you agree that no reasonable request by Your Supervisor for travel or attendance at meetings will be refused. Your Supervisor will work with you in scheduling any such business trips or meetings so that they do not unreasonably interfere with your other activities. Amgen will reimburse you for your reasonable travel expenses pursuant to the reimbursement policy(ies) in place at Amgen at the time you incur such expenses except that your air travel for work under this Agreement may be first-class as provided by Amgen's travel policy for Amgen officers at the time of such travel, even though you will no longer be an Amgen officer.

     You will maintain an accurate and contemporaneous log showing the time you have spent performing the foregoing services and this log shall be deemed conclusive evidence of the time spent. Your Supervisor, at any time, may request a copy of your log and you agree to provide such a copy within a reasonable period of time after the request is made.

     We have agreed that your part-time special assignment will continue until July 31, 2004, subject to earlier termination by you or Amgen as set forth in Paragraph 8 of this Agreement. As long as you are employed by Amgen, you will continue to be subject to Amgen's policies and procedures, including but not limited to those relating to the non-disclosure of proprietary and confidential information and you will continue to be subject to the Amgen Inc. Proprietary Information and Inventions Agreement, executed by you on or about July 1, 1991 (the "Proprietary Agreement") (which also contains obligations that survive the termination of your employment with Amgen).

     During the term of your part-time special assignment, except as set forth herein, you may not be employed by any person or company other than Amgen, without Amgen's prior approval. You may, however, perform part-time services for companies listed on Appendix H to this Agreement, teach, be on faculties and sit on boards of directors of other companies outside the fields of biotechnology and/or pharmaceutics, or companies within these fields having fewer than 500 employees and no current contractual relationship with Amgen provided that any such entity (whether profit or non-profit) for which you perform services during the term of your part-time special assignment with Amgen does not compete with Amgen or conduct research and development in any subject area in which Amgen competes or conducts research and development at any time during such term and provided, further, that your activities do not violate the Proprietary

Dr. George Morstyn
July 19, 2001
Page 4

     Agreement or interfere or conflict with your duties under this Agreement. Your engaging in the activities described in the preceding sentence shall not constitute a violation of paragraph 7 of the Proprietary Rights Agreement. You agree promptly to notify Amgen in writing if you provide services to any third party in the biotechnology or pharmaceutical industries during the term of your part-time special assignment. You also agree that during the term of this Agreement and for one year after the termination of your employment you will not induce any employee of Amgen to leave the employ of Amgen or otherwise solicit for employment or affiliation, including as an independent contractor, any officer, director, or employee of Amgen or its subsidiaries.



2.   COMPENSATION AND BENEFITS
     -------------------------

     Following is a brief description of the compensation and benefits you will receive under this Agreement during your part-time special assignment. The terms and conditions of all of your benefits are subject to the terms and conditions of each of the applicable plans, policies or arrangements, as they may be amended or terminated by Amgen from time to time.

     2.1  Compensation: Your compensation will be $32,260.00 per month for the
          ------------
          period from the Effective Date through the Termination Date, as defined in Paragraph 8 of this Agreement, subject to applicable income tax and employment tax withholding requirements. Amgen will also reimburse you for any reasonable business expenses you incur in performing your duties, subject to Amgen's standard employee expense reimbursement policies.

     2.2  Administrative Support: Amgen will provide you with an office and
          ----------------------
          secretarial assistance for any work that you perform while at Amgen's Thousand Oaks headquarters or its Melborne, Australia facility. You will also be provided any office equipment and supplies you may need to perform your duties under this Agreement and you will have access to the services of Amgen's travel department. You may not rent any office space or purchase any office equipment in connection with performing your services under this Agreement.

     2.3  Management  Incentive Plan: You will not be eligible to participate in
          --------------------------
          Amgen's Management Incentive Plan ("MIP") for any year after the 2001 calendar year.

     2.4  Supplemental Retirement Plan: As an employee in a part-time special
          ----------------------------
          assignment position, you will no longer be eligible to receive additional credits in your supplemental retirement plan account, although you will continue to maintain an account and receive earnings on the balance in your account until the termination of your employment with Amgen.

Dr. George Morstyn
July 19, 2001
Page 5


     2.5  Retirement and Savings Plan: Pursuant to Section 3.3 of the Amgen
          ---------------------------
          Retirement and Savings Plan (the "401(k) Plan"), employees that are eligible to participate in the 401(k) Plan are those that are classified as "regular full-time" or "regular part-time" employees. By signing below, you expressly acknowledge and agree that Amgen is not classifying you as a regular full-time or regular part-time employee during your part-time special assignment and, therefore, after the Effective Date, you will not be eligible to make contributions or to have contributions made on your behalf to the 401(k) Plan. This letter qualifies as an agreement pursuant to Section 3.3(c)(2) of the 401(k) Plan. You will, however, be able to maintain your account in the 401(k) Plan to the extent allowed by law.

     2.6  Change of Control Severance Plan: Due to your new grade level, you
          ---------------------------------
          will not be eligible to participate in the Amgen Inc. Change of Control Severance Plan on or after the Effective Date.

     2.7  Stock Options:
          -------------

          2.7.1 No New Grants: As an employee in a part-time special assignment
                --------------
                position, you will not be eligible to receive additional stock option grants after the Effective Date.

          2.7.2 Vesting During Special Assignment: To the extent that you
                ---------------------------------
                continue in your part-time special assignment, you will be eligible to continue to vest in all unvested options that have previously been granted to you by Amgen on the dates and in the manner provided in your stock option grant agreements and applicable stock option plans. No stock options will vest following the Termination Date as defined in Paragraph 8 of this Agreement.

          2.7.3 Cooperation To Restructure: As we have discussed, it is our
                --------------------------
                intention that your ability to continue to vest in and exercise options during your part-time special assignment will not result in any additional compensation charges to Amgen in accordance with U.S. generally accepted accounting principles. Accordingly, at any time that Amgen requests, you agree that you will use your reasonable best efforts to cooperate with Amgen to restructure this Agreement and the terms of your position, such as with respect to hours of employment, reporting relationships, working conditions, etc., as Amgen reasonably determines is necessary for you to continue to be able to vest and exercise your options without creating a compensation charge to Amgen in accordance with U.S. generally accepted accounting principles.

Dr. George Morstyn
July 19, 2001
Page 6


          2.7.4 No Amendment to Stock Option Grant Agreements or Stock Option
                -------------------------------------------------------------
                Plans: Nothing in this Agreement shall be deemed to alter,
                -----
                amend, or otherwise modify the terms of your stock option grant agreements or the terms of the applicable stock option plans.

     2.8  Medical, Dental, and Vision Insurance and COBRA: Your medical,
          -----------------------------------------------

          dental and vision insurance coverage will terminate on the Effective Date due to your reduction of hours pursuant to this Agreement. If after the Effective Date you or your eligible dependents should elect to continue coverage under Amgen's group health plan(s) under the Consolidated Omnibus Budget Reconciliation Act ("COBRA") continuation rights, and you or your eligible dependents timely take the required steps to initiate such coverage, then Amgen will pay the cost of COBRA coverage for you and your eligible dependents until the earlier of June 30, 2003, or until you and/or your eligible dependents no longer qualify for COBRA continuation rights or, in the case of your dependents, the date on which such dependents cease to be eligible dependents under Amgen's group health plan(s), whichever occurs first. Such coverage is limited to the insurance benefits provided under Amgen's United States medical, dental and vision insurance plans. Generally, the period during which you and/or your eligible dependents will be eligible for COBRA benefits will be no more than eighteen (18) months from the Effective Date. However, if you and/or your eligible dependents qualify for COBRA benefits on or after June 30, 2003, then you and/or your eligible dependents will have the option of continuing coverage under Amgen's group health plan(s), under COBRA and at your own expense, for the remainder of the period for which you are entitled to receive COBRA benefits, if any, provided that you and your eligible dependents continue to meet the qualification requirements under COBRA and under Amgen's group health plan(s). For a complete description of the rights and responsibilities you and your eligible dependents have under COBRA, you must refer to the COBRA documents that will be sent to you by Amgen or its designee under separate cover. In the event that you work more than twenty (20) hours per week during some period(s) of this part-time special assignment, you will still be ineligible to participate in Amgen's group health plans as an active employee because, despite those periods, you would not be considered to "normally" work more than twenty (20) hours per week. Therefore, your COBRA continuation period will not terminate merely because you work more than twenty (20) hours per week for a temporary period during the part-time special assignment. In any event, by signing this Agreement, you hereby waive any claim you have to benefits under Amgen's group health plans beyond what is provided through your COBRA coverage.

          In the event that you and your eligible dependents do not elect COBRA coverage, then Amgen will reimburse you for the cost of a private medical insurance plan in Australia for you and/or your eligible dependents for the duration of this Agreement provided that the maximum monthly reimbursement shall be the lesser

Dr. George Morstyn
July 19, 2001
Page 7


          of (a) the actual cost of to you of such insurance or (b) the amount that Amgen would have paid for COBRA coverage per month under the preceding paragraph if you had elected COBRA coverage.

     2.9  Basic Life Insurance: Your Basic Life Insurance coverage will
          --------------------
          terminate on the Effective Date. If you are interested in converting your insurance to an individual policy, please contact Jean Ellis at Aetna (860) 273-7252 within thirty (30) days after the Effective Date. In the event that you work more than twenty (20) hours per week during some period(s) of this part-time special assignment, you will still be ineligible to obtain Basic Life Insurance because, despite those periods, you would not be considered to "normally" work more than twenty (20) hours per week. In any event, by signing this Agreement, you hereby waive your eligibility to obtain Basic Life Insurance coverage.

     2.10 Long-Term Disability Plan: Your Long-Term Disability Plan coverage
          -------------------------
          will terminate on the Effective Date and there is no conversion policy or plan available for this coverage. In the event that you work more than twenty (20) hours per week during some period(s) of this part-time special assignment, you will still be ineligible to participate in the Long-Term Disability Plan because, despite those periods, you would not be considered to "regularly" work more than twenty (20) hours per week. In any event, by signing this Agreement, you hereby waive your participation in the Long-Term Disability Plan.

     2.11 Amgen Foundation Matching Funds: During the term of your part-time
          -------------------------------
          special assignment, contributions you make to qualified organizations will continue to be eligible for matching funds from the Amgen Foundation, subject to the same terms, conditions, and limitations that apply to contributions made by regular, full time employees of Amgen.

     2.12 Employee Stock Purchase Plan: Provided that you take the necessary
          ----------------------------
          steps to enroll in the Employee Stock Purchase Plan (the "ESPP") for the purchase period of January 2, 2001, to December 31, 2001, you will be eligible to participate in the ESPP for that purchase period. Thereafter, however, you will not be eligible to participate in the ESPP due to the fact that you will be customarily working less than twenty (20) hours per week. In the event that you work more than twenty (20) hours per week during some period(s) of this part-time special assignment, you will still be ineligible to participate in the ESPP after that purchase period because, despite those periods, you would not be considered to "customarily" work more than twenty (20) hours per week. In any event, by signing this Agreement, you hereby waive your eligibility to participate in the ESPP after the purchase period of January 2, 2001 to December 31, 2001.

Dr. George Morstyn
July 19, 2001
Page 8




     2.13 Other Benefits: As an employee in a part-time special assignment
          --------------
          position, you will not be eligible to participate in the following Amgen benefit plans and programs, as well as any other benefits not specifically listed in this letter, after the Effective Date: Medical Flexible Spending Account; Dependent Care Assistance Program; Accidental Death and Dismemberment Insurance; Voluntary and Dependent Life Insurance; use of Amgen Fitness Center facilities; use of Amgen Child Care Center facilities; personal illness, vacation/optional holiday pay; family illness/personal time; bereavement leave; or holidays. Your accrued and unused vacation hours and optional holiday pay will be paid to you on the next regularly scheduled payroll date following the Effective Date. By signing this Agreement, you agree that, notwithstanding any rights you may otherwise have under these programs, you hereby waive your claim to any benefits under these programs.

3.   TRANSFER OF COMPANY PROPERTY
     ----------------------------

     You promise that on or before the Termination Date, as defined in Paragraph 8 of this Agreement, you will return to Amgen all files, memoranda, documents, records, copies of the foregoing, credit cards, keys, and any other Amgen property in your possession or under your control.

4.   OFFICERS AND DIRECTORS INSURANCE
     --------------------------------

     During your part-time special assignment and for four (4) years following the Termination Date, as defined in Paragraph 8 of this Agreement, you will be covered by such officers and directors insurance coverage that Amgen provides to its senior executive officers at your salary grade level 37 during that time period. In addition, Amgen shall indemnify and hold you harmless both during and after the entire term of your employment (including your service hereunder) to the fullest extent permitted by law with regards to actions or inactions in relation to your duties performed at Amgen, both before and after the date of this Agreement. Furthermore, you will be entitled to reimbursement of expenses incurred in accordance with your rights under California Labor Code Section 2802.

5.   FINANCIAL/TAX CONSULTING REIMBURSEMENT
     --------------------------------------

     Amgen will reimburse you for the legal expenses reasonably incurred by you in connection with the review of this Agreement up to a maximum amount of $10,000. Amgen will reimburse you for financial and/or tax counseling expenses that you reasonably incur, up to a maximum amount of $3,000 per year, for each year of this Agreement.

Dr. George Morstyn
July 19, 2001
Page 9




6.   REFERENCE
     ---------

     Amgen will provide you with a positive written factual reference. Kevin W. Sharer should be listed as your work reference. You agree to confer with Kevin on the form and nature of the reference to be provided to third parties concerning the work that you have performed at Amgen. If, by sixty
     (60) days after the Effective Date, you are unable to reach agreement with Kevin on the written reference to be provided, then Amgen's only obligation will be to respond to inquiries by confirming to third parties the dates of your employment at Amgen and the last position you held as an Amgen employee.

7.   RELOCATION
     ----------

     If you decide to relocate outside of the (50) mile radius of your residence located in Thousand Oaks, California during the period of your part-time special assignment or immediately at the termination thereof for any reason other than for a Stated Reason, as defined below, then Amgen will pay or reimburse you up to the aggregate maximum amount of $50,000 for the following relocation assistance: (i) packing, shipping, delivery, storage (for up to ninety (90) days) and unpacking of your common household goods and furnishings to be arranged by Amgen and handled by Mover's International or such other vendor as Amgen may select and paid directly by Amgen to Mover's International or such other vendor; (ii) reimbursement (not to exceed $9,000) for moving expenses that you have paid to Mover's International for moving your goods to Australia; and (iii) payment or reimbursement of travel expenses for you and your family to travel to Australia. As a condition of receiving this relocation assistance you agree to (i) provide all documentation requested by Amgen in connection with this Paragraph 7 upon the request of Amgen; (ii) to indemnify and hold Amgen harmless for any and all claims in connection with this relocation up to a maximum obligation to you of $50,000; and (iii) you agree that Amgen shall have no liability to you or your family for lost or damaged items, or otherwise, in connection with this relocation. In order to initiate this relocation assistance, please contact Christine Swinburne or her designee at Amgen.

8.   EARLY TERMINATION OF SPECIAL ASSIGNMENT
     ---------------------------------------

     8.1  At-Will Employment: If you accept this new position, it will become
          ------------------
          your new assignment and you will have no right to return to your current position. Although it is currently anticipated that this part-time special assignment position will continue until July 31, 2004, you acknowledge, understand and agree that your employment with Amgen remains at-will. Therefore, your employment can terminate, with or without cause, and with or without notice, at any time, at your option or Amgen's option prior to July 31, 2004. This at-will relationship will remain in effect throughout your employment with Amgen or any of its subsidiaries or affiliates. The at-will nature of your employment, as set forth in this Paragraph, can be modified only by a written agreement signed by both me

Dr. George Morstyn
July 19, 2001
Page 10




          and you which expressly alters it. This at-will relationship may not be modified by any oral or implied agreement, or by any Company policies, practices or patterns of conduct.

     8.2  Termination by Amgen for a Stated Reason or Termination by You for Any
          ----------------------------------------------------------------------
          Reason Other Than A Covered Breach: If your employment is terminated
          ----------------------------------
          by Amgen for a Stated Reason (as defined below), or if you terminate your employment for any reason other than a Covered Breach (as defined below), then your payments and benefits from Amgen under this Agreement, including but not limited to the vesting of your stock options, will cease as of the Termination Date (as defined below).

          For purposes of this Paragraph, a "Stated Reason" means that you: breached any material provision of this Agreement or the Proprietary Agreement; engaged in fraud or other acts of dishonesty in connection with your employment; were guilty of gross misconduct or gross negligence; continued to perform your job deficiently after having received specific written notice calling your attention to the deficiency and requiring improvement; made disparaging remarks about Amgen, its products, employees, or research and development abilities and projects; or engaged in sexual or any other prohibited form of harassment or discrimination.

          For purposes of this Paragraph, a "Covered Breach" means a breach by Amgen of its obligations under this Agreement in the following manner only: (i) any reduction in your salary or benefits provided for in this Agreement, including nonpayment thereof; or (ii) the assignment of duties to you that are inconsistent with those set forth in Paragraph 1 of this Agreement; or (iii) a reduction in your title or position. In order for an event described in the preceding sentence to qualify as a Covered Breach, you must give written notice of the event to Amgen and Amgen must fail to cure the event within 30 days of receipt of that written notice.

     8.3  Termination by Amgen for Other Than a Stated Reason or Termination by
          ---------------------------------------------------------------------
          You for a Covered Breach: In the event your employment is terminated
          ------------------------
          by Amgen or its successor, if any, before July 31, 2004 for any reason other than a Stated Reason, or your employment is terminated by you for a Covered Breach, then (1) you shall be paid in a cash lump-sum all of the remaining payments due to you under this Agreement from the date of termination through July 31, 2004 and (2) Amgen shall take the necessary corporate action to accelerate the vesting of all of your outstanding and then unvested stock options so that they shall vest and become immediately exercisable in full as of the Termination Date; such stock options, as so accelerated shall be exercisable as provided in your stock option grant agreements and applicable stock option plans.

Dr. George Morstyn
July 19, 2001
Page 11




     8.4  Termination Date: The date of the termination of your employment for
          ----------------
          any of the foregoing reasons is referred to in this Agreement as the "Termination Date."

9.   DEATH
     -----

     In the event of the termination of your employment hereunder by reason of your death prior to July 31, 2004, all of the remaining payments that would have been paid to you through July 31, 2004 pursuant to Paragraph 2.1 of this Agreement will be payable to the beneficiary or beneficiaries that you designate in writing to Amgen. Your other remaining benefits will be treated according to their specific terms concerning such death. For purposes of Paragraph 10(a) of the Amgen Inc. Amended and Restated 1991 Equity Incentive Plan, your employment with Amgen shall be deemed to have commenced in 1991, when you first became an employee at Amgen.

10.  RELEASE
     -------

     In exchange for consideration provided to you under this Agreement, you agree to execute and be bound by the General Release attached hereto as Appendix G (the "General Release") and to return the executed Agreement, together with the executed General Release and Appendices A through H, to me. The General Release is hereby incorporated into and made part of the Agreement by this reference.

11.  INTERPRETATION
     --------------

     This Agreement and the Appendices hereto shall be construed as a whole according to their fair meaning, and not strictly for or against any of the parties. Unless the context indicates otherwise, the term "or" shall be deemed to include the term "and" and the singular or plural number shall be deemed to include the other. Paragraph headings used in this Agreement and the General Release are intended solely for convenience of reference and shall not be used in the interpretation of any part of this Agreement or the General Release.

12.  NOTICES
     -------

     For the purposes of this Agreement, notices, demands and all other communications provided for in this Agreement shall be in writing and shall be deemed to have been duly given when delivered either personally, by United States certified or registered mail, return receipt requested, postage prepaid, or by Australian certified mail - requires receipt, postage prepaid, addressed, if to you, to the last address on file with Amgen and if to Amgen, to its executive offices or to such other address as any party may have furnished to the others in writing in accordance herewith, except that notices of change of address shall be effective only upon receipt.

Dr. George Morstyn
July 19, 2001
Page 12




13.  ARBITRATION OF DISPUTES
     -----------------------

     13.1     Agreement to Arbitrate: Any dispute (an "Arbitrable Dispute")
              ----------------------
              arising between any of the Amgen Releasees (as defined in Paragraph 1.1 of the General Release attached hereto as Appendix G) who either consent to arbitration or demand arbitration and you, including but not limited to those disputes concerning the formation, validity, interpretation, effect, or alleged violations of this Agreement or the General Release, must be submitted to binding arbitration for resolution in Los Angeles, California in accordance with the rules and procedures of the Employment Dispute Resolution Rules of the American Arbitration Association then in effect. The decision of the arbitrator shall be final and binding on the parties, and any court of competent jurisdiction may enter judgment upon the award. Except for an action taken outside of arbitration pursuant to Subparagraph 13.4 of this Agreement, should any party pursue any other legal or administrative action outside of arbitration against the other, the responding party shall be entitled to the return of any payments that party made under this Agreement and shall be entitled to recover all costs, expenses and attorneys' fees the responding party incurs as a result of such action. The arbitrator may not modify or change this Agreement in any way.

     13.2     Costs of Arbitration: Each party shall pay the fees of their
              --------------------
              respective attorneys, the expenses of their witnesses and any other expenses connected with the arbitration, but all other costs of the arbitration, including the fees of the arbitrator, cost of any record or transcript of the arbitration, administrative fees and other fees and costs shall be paid by Amgen, except that you shall pay an amount equal to 50% of the filing fee for a civil action in the court of general jurisdiction where the claim arose. Subject to the arbitrator's discretion, the party losing the arbitration shall reimburse the party who prevailed for all fees and expenses the prevailing party paid pursuant to the preceding sentence, and (where a prevailing party attorney's fees provision exists) shall also reimburse the prevailing party for attorney's fees paid.

     13.3     Exclusive Remedy: Arbitration in this manner shall be the
              ----------------
              exclusive remedy for any Arbitrable Dispute. The arbitrator's decision or award shall be fully enforceable and subject to an entry of judgment by a court of competent jurisdiction. Except for an action taken outside of arbitration pursuant to Subparagraph 13.4 of this Agreement, should you or any of the Releasees (as defined in Paragraph 1.1 of the General Release attached hereto as Appendix G) who either consent to arbitration or demand arbitration, without the consent of the other party, attempt to resolve an Arbitrable Dispute by any method other than arbitration pursuant to this Paragraph 13, the responding party shall be entitled to recover from the initiating party all damages, expenses and attorneys' fees incurred as a result.

Dr. George Morstyn
July 19, 2001
Page 13




      13.4     Sole Exception: Notwithstanding the foregoing, a dispute
               --------------
               relating to alleged violation(s) of Paragraph 2 and/or Paragraph 3 of the General Release attached hereto as Exhibit G, including those involving the disclosure of the existence, terms or amount of this Agreement, and/or the use or disclosure of information which is prohibited by the Proprietary Agreement, and/or the criticism, denigration or disparagement of Amgen, any other Releasee (as defined in Paragraph 1.1 of the General Release attached hereto as Appendix G), or any of Amgen's products, processes, experiments, policies, practices, standards of business conduct, or areas or techniques of research may be resolved through a means other than arbitration.

14.   CHOICE OF LAWS
      --------------

      This Agreement shall be governed by, and shall be construed and enforced in accordance with, the substantive laws of the State of California, without regard to principles of conflicts of laws, as applied to contracts entered into and to be performed entirely within such state by residents thereof.

15.   TAXES
      -----

      You acknowledge and agree that all payments made pursuant to this Agreement shall be made less applicable tax withholdings and/or other withholdings as required by law. You acknowledge and agree that you, and not Amgen, shall be solely responsible for any taxes (other than Amgen's share of FICA) imposed upon you as a result of entering into this Agreement.

16.   MITIGATION
      ----------

      You shall not be required to mitigate amounts payable under this Agreement by seeking other employment or otherwise, and there shall be no offset against amounts due you under this Agreement on account of employment after the termination of your part-time special assignment. Additionally, amounts owed to you under this Agreement shall not be offset by any claims Amgen may have against you and Amgen's obligation to make the payments provided for in this Agreement and otherwise to perform its obligations hereunder, shall not be affected by any other circumstances, including, without limitation, any counterclaim, recoupment, defense or other right which Amgen may have against you or others.

17.   NO ASSIGNMENT OR DELEGATION
      ---------------------------

      Amgen has selected you for this part-time special assignment because it has judged that your unique experience and skills are those Amgen required for the job. Accordingly, you may not assign or delegate any of your duties or responsibilities under this Agreement.

Dr. George Morstyn
July 19, 2001
Page 14




18.  NATURE, EFFECT AND INTERRELATION OF THIS AGREEMENT
     --------------------------------------------------

     18.1     Amgen's Successors: No rights or obligations of Amgen under this
              ------------------
              Agreement may be assigned or transferred except that Amgen will require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of Amgen to expressly assume and agree to perform this Agreement in the same manner and to the same extent that Amgen would be required to perform it if no such succession had taken place. As used in this Agreement, "Amgen" shall mean Amgen as herein before defined and any successor to its business and/or assets (by merger, purchase or otherwise) which executes and delivers the agreement provided for in this Paragraph 18 or which otherwise becomes bound by all the terms and provisions of this Agreement by operation of law.

     18.2     Your Successors: No rights or obligations of you under this
              ---------------
              Agreement may be assigned or transferred by you, other than your rights to payments or benefits hereunder, which may be transferred only by will or the laws of descent and distribution. Upon your death, this Agreement and all rights of you hereunder shall inure to the benefit of and be enforceable by your beneficiary or beneficiaries, personal or legal representatives, or estate, to the extent any such person succeeds to your interests under this Agreement. You shall be entitled to select and change a beneficiary or beneficiaries to receive any benefit or compensation payable hereunder following your death by giving Amgen written notice thereof. In the event of your death or a judicial determination of your incompetence, reference in this Agreement to you shall be deemed, where appropriate, to refer to your beneficiary(ies), estate or other legal representative(s). If your should die following your Termination Date while any amounts would still be payable to you hereunder if you had continued to live, all such amounts unless otherwise provided herein shall be paid in accordance with the terms of this Agreement to such person or persons so appointed in writing by you, or otherwise to your legal representatives or estate.

     18.3     Implementation: Amgen and you both agree that, without the
              --------------
              receipt of further consideration, they will sign and deliver any documents and do anything else that is necessary in the future to make the provisions of this Agreement effective.

Dr. George Morstyn
July 19, 2001
Page 15




19. ENTIRE AGREEMENT
    ----------------

    The Proprietary Agreement, your stock option agreements, this Agreement, and Appendices A through H to this Agreement constitute the entire agreement, arrangement and understanding between you and Amgen; they may not be modified or canceled in any manner except by a writing signed by both you and Amgen. This Agreement supersedes any prior or contemporaneous agreement, arrangement or understanding on this subject matter. By executing this Agreement as provided below, you expressly acknowledge the termination of any such prior agreement, arrangement or understanding. Also, by executing this Agreement, you affirm that no one has made any written or verbal statement that contradicts the provisions of this Agreement.

Sincerely yours,



/s/ Roger M. Perlmutter
-----------------------
Roger M. Perlmutter

Executive Vice President Research and Development
Amgen Inc.

Acknowledged and Agreed:



/s/ George Morstyn                                   Dated:   7/19/01
------------------------------------                         ----------
Dr. George Morstyn

                                   APPENDIX A

                                   RESIGNATION
                                   -----------

     The undersigned hereby resigns his position as Senior Vice President, Development and Chief Medical Officer of Amgen Inc., effective _____________

Date: _______________


                                                   /s/ George Morstyn
                                                   ------------------
                                                   George Morstyn

                                   APPENDIX B

TO:      AMGEN-REGENERON PARTNERS (the "Partnership")

AND TO:  The Joint Management Committee of the Partnership






                                   RESIGNATION
                                   -----------


         The undersigned hereby resigns as an Amgen member of the Joint Management Committee effective _______________.


Date:
       -------

                                 /s/ George Morstyn
                                 ------------------
                                 George Morstyn

                                   APPENDIX C

TO:      AMGEN AUSTRALIA PTY LIMITED (the "Company")

AND TO:  The Directors and Shareholders of the Company






                                   RESIGNATION
                                   -----------


         The undersigned hereby resigns as Secretary of the Company effective
_______________


Date:
       -------

                                 /s/ George Morstyn
                                 ------------------
                                 George Morstyn

                                   APPENDIX D

TO:      AMGEN CANADA INC. (the "Company")

AND TO:  The Directors and Shareholders of the Company






                                   RESIGNATION
                                   -----------



         The undersigned hereby resigns as Senior Vice President, Development and Chief Medical Officer of the Company effective _______________.


Date:
       -------

                                 /s/ George Morstyn
                                 ------------------
                                 George Morstyn

                                   APPENDIX E

                                                                   _______, 200_

To the Directors of
Amgen Limited (the "Company")
Carmelite
50 Victoria Embankment
Blackfriars
London EC4Y ODX

Dear Sirs:

I hereby resign as a director of the Company to be effective as of _________, 200_ and confirm that I have no claims against the Company whatsoever.


EXECUTED as a deed                  )
by GEORGE MORSTYN                   )
in the presence of:                 )



                                 /s/ George Morstyn
                                 ------------------
                                 George Morstyn



Signature of Witness:


/s/ Shae Williams
------------------------------

Name:          Shae Williams

Address:       One Amgen Center Drive
               Thousand Oaks, CA 91320

Occupation:    Administrative Coordinator V

                                   APPENDIX F

TO:      KIRIN-AMGEN, INC. (the "Company")

AND TO:  The Directors and Shareholders of the Company




                                   RESIGNATION
                                   -----------


         The undersigned hereby resigns as an Amgen Director of the Company effective ______________.

Date:
       -------

                                 /s/ George Morstyn
                                 ---------------------------
                                 George Morstyn

                                   APPENDIX G

                                 GENERAL RELEASE

     By signing below, Amgen Inc. ("Amgen" or the "Company") and you, George Morstyn, agree to all of the terms and conditions set forth in this General Release, which resolves all issues between you and the Company including, but not limited to, those related to your employment with the Company, and the termination thereof.

1.   COMPLETE RELEASE
     ----------------

     1.1  Release: In exchange for consideration provided to you and the Company
          -------
          under the Agreement, the receipt of which and adequacy thereof you and the Company hereby acknowledge, you irrevocably and unconditionally release all the claims described in Subparagraph 1.2 of this General Release that you may have against the following persons or entities (the "Amgen Releasees"): Amgen, all related or affiliated companies and all of Amgen's or such related or affiliated companies' predecessors, successors, and assigns; and, with respect to each such entity, all of its past and present employees, officers, directors, stockholders, owners, representatives, assigns, attorneys, agents, insurers, employee benefit programs (and the trustees, administrators, fiduciaries and insurers of such programs) and any other persons acting by, through, under or in concert with any of the persons or entities listed in this Subparagraph and each of them; and the Company irrevocably and unconditionally releases all the claims described in Subparagraph 1.2 of this General Release that the Company may have against the following persons or entities (the "Mortsyn Releasees") you, your employees, agents, attorneys, representatives, successors, and assigns, past and present and each of them.

     1.2  Claims Released: Except as provided in Subparagraph 1.4 of this
          ---------------
          General Release, the claims released include all claims, promises, debts, causes of action or similar rights of any type or nature you have or had against the Amgen Releasees and/or the Company has or had against the Morstyn Releasees, including but not limited to those which in any way relate to: (a) your employment with Amgen, the change in your employment status or the termination of your employment as of the Termination Date, such as claims for compensation, bonuses, commissions, lost wages or unused accrued vacation, or sick pay; (b) the design or administration of any employee benefit program or your entitlement to benefits under any such program; (c) any rights you may have to severance or similar benefits under any program, policy or procedure of Amgen; (d) any rights you may have to the continued receipt of health or life insurance-type benefits, except for any rights you may have to continue benefits pursuant to COBRA at your own expense; (e) any claims to attorneys fees or other indemnities; and (f) any other claims or demands you or the Company may have on any basis. The claims released, for example, may have arisen under any of the following statutes or common law doctrines:

         1.2.1 Anti-Discrimination Statutes, such as Title VII of the Civil
               ----------------------------
               Rights Act of 1964, (S)1981 of the Civil Rights Act of 1866 and Executive Order 11246, which prohibit discrimination based on race, color, national origin, religion or sex; the Equal Pay Act, which prohibits paying men and women unequal pay for equal work; the Americans With Disabilities Act and (S)503 and (S)504 of the Rehabilitation Act of 1973, which prohibit discrimination against the disabled; the California Fair Employment and Housing Act, which prohibits discrimination in employment based on race, color, national origin, ancestry, physical or mental disability, medical condition, marital status, sexual orientation, sex or age.

         1.2.2 Federal Employment Statutes, such as the WARN Act, which
               ---------------------------
               requires that advance notice be given of certain work force reductions; Employee Retirement Income Security Act of 1974, which, among other things, protects pension or health plan benefits; and the Fair Labor Standards Act of 1938, which regulates wage and hour matters.

         1.2.3 Other Laws, such as any federal, state or local laws providing
               ----------
               workers' compensation benefits; restricting an employer's right to terminate employees or otherwise regulating employment; or enforcing express or implied employment contracts or requiring an employer to deal with employees fairly or in good faith; California Labor Code(S)(S)200 et seq., relating to salary,
                                              -- ---
               commission, compensation, benefits and other matters; the California Workers' Compensation Act; the California Unemployment Insurance Code; any applicable California Industrial Welfare Commission Order; and any other federal, state or local laws, whether based on statute, regulation or common law, providing recourse for alleged wrongful discharge, physical or personal injury, emotional distress, fraud, negligent misrepresentation, libel, slander, defamation and similar or related claims.

         1.2.4 Age Discrimination In Employment Act
               ------------------------------------

               1.2.4.1 You also acknowledge and agree that by signing the
                       Agreement and this General Release, in addition to the any matters discussed above, you are waiving and releasing and all claims, charges, or rights you may have under the Age Discrimination In Employment Act of 1967, as amended ("ADEA"), that this waiver and release is knowing and voluntary, and that the consideration given for this waiver and release is in addition to anything of value to which you were already entitled as an employee of Amgen. You further acknowledge that you have been advised that: (a) you should consult with an attorney (at your own expense) prior to executing the Agreement, and this General Release (you understand that whether you consult an attorney or not is your decision); (b) you have at least twenty-one (21) days in which to consider the Agreement and this General Release (although you may choose to execute the Agreement and this General Release earlier); (c) the Agreement and this General Release does not waive or release any rights or claims you may have under the ADEA which may arise after you execute the Agreement and this General Release; (d) you have seven (7) days following execution of the Agreement and this General Release to revoke your consent to the Agreement and this General Release (to be effective, any revocation must be actually received in writing by me by 5:30 p.m. on the seventh day); and
                       (e) the Agreement and this General Release shall not be effective until the seven (7) day revocation period has expired.

                       In the event that you exercise this right to revoke this General Release, you and Amgen agree that the Agreement (including without limitation the Resignation Letters attached to the Agreement as Appendices A-F) will be simultaneously revoked.

               1.2.4.2 You acknowledge and agree that you were first given a copy of the Agreement and this General Release on January 16, 2001 that you have been given the opportunity to consult with whomever you wish regarding the Agreement and this General Release and that you have entered into the Agreement and this General Release voluntarily and with full knowledge of their final and binding effect.

     1.3  Release Extends to Both Known and Unknown Claims: This General Release
          ------------------------------------------------
          covers both claims that you and/or Amgen know about and those you and/or Amgen do not know about. You understand the significance of this release of unknown claims and this waiver of statutory protection against a release of unknown claims by you. You expressly waive all rights afforded by any statute which limits the effect of a release with respect to unknown claims. You and Amgen expressly waive the protection of (S) 1542 of the Civil Code of the State of California, which states as follows:

               "A general release does not extend to claims which the creditor does not know or suspect to exist in his favor at the time of executing the release, which if known by him must have materially affected his settlement with the debtor."

     1.4  Claims Not Released: This General Release does not release your right
          -------------------
          or the Company's right to enforce the Agreement, nor does it release your rights under Labor Code (S) 2802 or the Company's rights under the Amgen Inc. Proprietary Information and Inventions Agreement executed by you on or about July 1, 1991 (the "Proprietary Agreement").

     1.5  Ownership of Claims: You represent that you have not assigned or
          -------------------
          transferred, or purported to assign or transfer, all or any part of any claim released by the Agreement and this General Release.

2.   YOUR PROMISES In addition to the release of claims provided for in
     -------------
     Paragraph 1 of this General Release, you also agree to the following:

     2.1  Employee's Representations:
          --------------------------

          2.1.1 You represent and warrant that you are changing the scope of your responsibilities voluntarily and that your age has not been a factor in any employment decision involving you.

          2.1.2 You represent and warrant that you have not been the victim of age or other discrimination or wrongful treatment in connection with your employment with Amgen.

          2.1.3 You represent and warrant that you have not breached any portion of the Proprietary Agreement.

          2.1.4 You represent and warrant that you have not suffered any job-related injury to which you might be entitled to compensation or relief, such as an injury for which you might receive a workers' compensation award now or in the future.

          2.1.5 You represent and warrant that you are not aware of any facts that would (a) establish, (b) tend to establish, or (c) in any way support an allegation of, a violation by the Company of the federal False Claims Act (or any similar state or federal qui
                                                                          ---
                tam statute).
                ---

     2.2  No Future Employment: You understand that, as provided in Paragraph 7
          --------------------
          of the Agreement, your employment with Amgen and all related or affiliated companies will terminate forever on the Termination Date and you promise never to seek employment with Amgen or its related or affiliated companies in the future. If your employment is not terminated by Amgen for a Stated Reason, Amgen shall treat this termination as a resignation on its records. You acknowledge and agree that the Agreement, together with this General Release, contemplates your termination from Amgen on the Termination Date, and that the release in Paragraph 1 of this General Release shall cover your entire employment with Amgen and the termination of that employment.

     2.3  You are Not to Harm Amgen: You agree not to criticize, denigrate or
          -------------------------
          otherwise disparage Amgen, any other Releasee, or any of Amgen's products, processes, experiments, policies, practices, standards of business conduct, or areas or techniques of research; provided, however, that nothing in this General Release shall prohibit you from complying with any lawful subpoena or court order.

     2.4  No Pursuit of Released Claims: You promise never to file or prosecute
          -----------------------------
          a lawsuit or other complaint or charge asserting any claims that are released by the Agreement. You represent that you have not filed or caused to be filed any lawsuit, complaint or charge with respect to any claim the Agreement and this General Release.

     2.5  Agreement to be Kept Confidential: You agree not to disclose the
          ---------------------------------
          terms, amount or existence of the Agreement and this General Release to anyone other than (i) Your Supervisor; (ii) members of your immediate family; or (iii) your professional representatives and, even as to such persons in groups (ii) and (iii), only if they are informed of and agree to honor this confidentiality requirement. Such persons' violation of this confidentiality requirement shall be treated as a violation of the Agreement and this General Release by you. This Subparagraph shall not prohibit disclosure of the terms, amount or existence of the Agreement and this General Release to the extent (i) such information has been made public by Amgen in a proxy statement or other corporate disclosure; (ii) legally necessary to enforce the Agreement and this General Release or (iii) to the extent otherwise legally required. Since the damages Amgen would suffer if this Subparagraph were violated would be difficult to calculate, you promise to pay Amgen $7,500 for each violation and, in addition, Amgen shall be entitled to the relief described in Paragraph 3.

3.   CONSEQUENCES OF YOUR VIOLATION OF YOUR PROMISES
     -----------------------------------------------

     3.1  General Consequences: If you break any of the promises made in the
          --------------------
          Agreement or this General Release, for example, by filing or prosecuting a lawsuit based on claims that you have released, or if any representation made by you in this General Release was false when made, or if you have, as of the Effective Date, breached any portion of the Proprietary Agreement, or if you, at any time after the Effective Date, breach any portion of the Proprietary Agreement that contains obligations which survive the termination of your employment with the Company, you (a) shall forfeit all right to future benefits under the Agreement; (b) must repay all benefits previously received, other than the monthly compensation paid to you under Paragraph 2.1 of the Agreement, upon Amgen's demand; and (c) must pay reasonable attorneys' fees and all other costs incurred as a result of your breach or false representation, such as the cost of defending any suit brought with respect to a released claim by you or other owner of a released claim.

          In addition, in order to ensure that you have complied fully with your obligations under Paragraph 2.1.5 of this General Release, you hereby covenant and agree that to the full extent permitted by law, you hereby waive and release any and all rights or claims you may have to any proceeds or awards that you may be entitled to under any qui tam
                                                                       --- ---
          proceeding brought against Amgen. You further agree that you shall deliver any such money, proceeds, or awards to the U.S. government.

     3.2  Injunctive Relief: You further agree that Amgen would be irreparably
          -----------------
          harmed by any actual or threatened violation of Paragraph 2.5 that involves disclosure of the existence, terms or amount of the Agreement and this General Release, and/or the use or disclosure of information that is prohibited by the Proprietary Agreement (which contains obligations that survive the termination of your employment with Amgen), and that Amgen shall be entitled to an injunction prohibiting you from committing any such violation.

     3.3  Challenges to Validity: Should you attempt to challenge the formation
          ----------------------
          or enforceability of the Agreement, this General Release, and/or the Proprietary Agreement, you shall initially tender, by certified check delivered to Amgen, all amounts received pursuant to the Agreement, other than the monthly compensation paid to you under Paragraph 2.1 of the Agreement, plus interest at the legal rate and invite Amgen to cancel the Agreement. In the event Amgen accepts this offer, the Agreement shall be canceled. In the event Amgen does not accept this offer, Amgen shall so notify you and the amount tendered by you shall be placed in an interest-bearing account pending a determination of the enforceability of the Agreement, this General Release, and/or the Proprietary Agreement. If the Agreement, General Release and/or Proprietary Agreement is determined to be enforceable, the amount in the account shall be repaid to you; if the Agreement, General Release and/or Proprietary Agreement is determined not to be enforceable, the amount in the account shall be retained by Amgen or its designee.

4.   VOLUNTARILY ENTERING AGREEMENT
     ------------------------------

     You acknowledge that you (a) have had a sufficient period to consider and review the Agreement and this General Release before signing them; (b) have carefully read the Agreement and this General Release; and (c) fully understand the Agreement and this General Release and are entering into them voluntarily.

5.   SEVERABILITY
     ------------

     The provisions of the Agreement and this General Release are severable. If any one or more of the provisions contained therein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable in any respect and for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions hereof shall not be affected or impaired in any way, it being intended that all of the parties' rights and privileges arising hereunder shall be enforceable to the fullest extent permitted by law.

6.   NON-ADMISSION OF LIABILITY
     --------------------------

     Amgen has entered into the Agreement and this General Release with you to effect a mutually acceptable resolution of each claim that is released in Paragraph 1. Amgen does not believe or admit that it or any other Releasee has done anything wrong. You agree that neither the Agreement nor this General Release is admissible in any court or other forum for any purpose other than the enforcement of their terms.

7.   ENCOURAGEMENT TO CONSULT WITH ATTORNEY
     --------------------------------------

     You acknowledge that Amgen strongly encouraged you to discuss the Agreement and this General Release with an attorney (at your own expense, except as provided in Paragraph 5 of the Agreement) before signing the Agreement and this General Release and that, to the extent you deemed it appropriate, you did so.

PLEASE READ THIS GENERAL RELEASE CAREFULLY. IT CONTAINS A RELEASE OF ALL KNOWN AND UNKNOWN CLAIMS.


Executed at Thousand Oaks, California this 19 day of July, 2001.
            -------------                  --


/s/ George Morstyn
------------------
George Morstyn


Executed at Thousand Oaks, California this 19th day of July, 2001.


/s/ Roger M. Perlmutter
-----------------------
Amgen Inc.
By:  Roger M. Perlmutter
Executive Vice President Research and Development

                                   APPENDIX H

                Bionomics Limited (based in Adelaide, Australia)
                   CSL Limited (based in Melbourne, Australia)
           The Scientific Advisory Board of Baxter International Inc.
                         (based in Deerfield, Illinois)